MARTIN MARIETTA REPORTS FIRST-QUARTER 2025 RESULTS

Pricing Momentum, Cost Discipline and Acquisition Contributions Drive Margin Expansion

Double-Digit Aggregates Gross Profit Per Ton Growth Drives Record

First Quarter Aggregates Profitability

Magnesia Specialties Posts Quarterly Records for Revenues and Profitability

RALEIGH, N.C. (April 30, 2025) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the first quarter ended March 31, 2025.

First-Quarter Highlights

	Quarter Ended March 31,
(In millions, except per share and per ton)	2025	2024	% Change
Revenues[1]	$1,353	$1,251	8%
Gross profit	$335	$272	23%
Earnings from operations[2]	$194	$1,421	(86)%
Net earnings attributable to Martin Marietta[2]	$116	$1,045	(89)%
Adjusted EBITDA[3]	$351	$291	21%
Earnings per diluted share[2]	$1.90	$16.87	(89)%
Aggregates product line:
Shipments (tons)	39.0	36.6	7%
Average selling price per ton	$23.77	$22.26	7%
Revenues	$1,002	$885	13%
Gross profit	$297	$239	24%
Gross profit per ton	$7.60	$6.53	16%

1
Revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Quarter ended March 31, 2024, earnings from operations, net earnings attributable to Martin Marietta and earnings per diluted share include $1.3 billion, $0.9 billion and $14.94 per diluted share, respectively, for a nonrecurring gain on a divestiture partially offset by acquisition, divestiture and integration expenses and a noncash asset and portfolio rationalization charge.
3
Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to the limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge, or Adjusted EBITDA, is a non-GAAP financial measure. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.

Ward Nye, Chair and CEO of Martin Marietta, stated, “The first three months are off to a strong start with our teams delivering several first-quarter records, including consolidated gross profit, gross margin, Adjusted EBITDA and Adjusted EBITDA margin. Aggregates gross profit per ton increased over 16 percent to a new first-quarter record, reflecting continued pricing momentum and effective cost management. Additionally, our Magnesia Specialties business established new quarterly records for revenues, gross profit and gross margin, building upon its record full-year 2024 results.

"Infrastructure demand remains a continuing bright spot amidst an uncertain macroeconomic backdrop. Construction activity in this countercyclical sector is expected to grow in 2025 as work advances on projects supported by federal and state investments. Importantly, with only about one-third of the Infrastructure Investment and Jobs Act (IIJA) funds reimbursed to states through the end of February 2025, we expect IIJA contributions will peak in 2026 followed by a typical tail thereafter. That said, Congressional focus is increasingly geared toward the reauthorization of federal surface transportation programs, with committee hearings already underway. Early indications are that the successor bill may prioritize programs with national or regional benefits, such as more aggregates intensive roads, bridges and ports, over local transit, rail, and bike/pedestrian trails. Nonresidential construction continues to be led by attractive and growing data center demand and, more recently, warehouse construction appears to have reached a cyclical bottom. Importantly, while residential affordability headwinds are not expected to abate in the near term, Martin Marietta's leading positions in key markets with notable population growth provide attractive opportunities to capitalize on structurally underbuilt markets with pent-up demand when single-family housing construction recovers."

Mr. Nye concluded, "Martin Marietta's resilient aggregates-led business in markets with favorable growth dynamics provides sustainable competitive advantages throughout various business cycles. This strong foundation, together with our talented teams, recent portfolio actions and long track record of successfully navigating through evolving macroeconomic environments, underpins our confidence in delivering relative outperformance and compelling shareholder value for years to come."

First-Quarter Financial and Operating Results

(Comparisons are versus the prior-year first quarter, unless otherwise noted)

Building Materials Business

The Building Materials business reported revenues of $1.3 billion, an 8 percent increase. Gross profit increased 20 percent to $298 million, a first-quarter record.

Aggregates

First-quarter aggregates shipments increased 6.6 percent to 39.0 million tons due to contributions from acquisitions, partially offset by challenging winter weather in January and February across many Southeast, Southwest and Midwest markets. As the winter weather eased in March, organic shipments increased double digits, reflecting underlying strength in key Sunbelt markets. Pricing momentum continued as average selling price (ASP) increased 6.8 percent to $23.77 per ton, inclusive of acquisitions.

Aggregates gross profit increased 24 percent to $297 million and gross margin expanded 260 basis points to 30 percent, both first-quarter records, driven by organic price/cost improvement and margin-accretive acquisitions.

Cement and Downstream Businesses

Cement and ready mixed concrete revenues decreased 12 percent to $233 million compared with the prior-year quarter due to the February 2024 divestiture of the South Texas cement plant and related concrete operations, winter weather in February 2025 and reduced residential demand. Gross profit decreased 23 percent to $24 million as the year-over-year gross profit improvement in cement was more than offset by a decline in ready mixed concrete gross profit due to higher raw material costs.

Asphalt and paving revenues increased 37 percent to $80 million due to increased asphalt shipments in California. The business posted a gross loss of $23 million due to seasonal winter operational shutdowns in Minnesota, consistent with historical first-quarter trends, as well as higher raw material costs in Colorado.

Magnesia Specialties Business

Magnesia Specialties delivered all-time quarterly records for revenues and gross profit of $87 million and $38 million, respectively, reflecting pricing improvement and continued cost discipline.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the three months ended March 31, 2025, was $218 million compared with $172 million for the prior-year period.

Cash paid for property, plant and equipment additions for the three months ended March 31, 2025, was $233 million.

During the three months ended March 31, 2025, the Company returned $499 million to shareholders through dividend payments and share repurchases. As of March 31, 2025, 11.0 million shares remained under the current repurchase authorization.

The Company had $101 million of cash and cash equivalents on hand and $1.2 billion of unused borrowing capacity on its existing credit facilities as of March 31, 2025.

Full-Year 2025 Guidance

The Company's previously announced full-year outlook below remains unchanged and does not assume any material tariff-related positive or negative impacts. Consistent with customary practice, the Company will revisit its full-year outlook after the second quarter.

2025 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Revenues	$6,830	$7,230
Interest expense	$220	$230
Estimated tax rate (excluding discrete events)	20.5%	21.5%
Net earnings attributable to Martin Marietta	$1,005	$1,175
Adjusted EBITDA[1]	$2,150	$2,350
Capital expenditures	$725	$775

Building Materials Business
Aggregates
Volume % growth[2]	2.5%	5.5%
ASP % growth[3]	5.5%	7.5%
Gross profit	$1,610	$1,710

Cement, Ready Mixed Concrete and Asphalt and Paving
Gross profit	$305	$385

Magnesia Specialties Business
Gross profit	$110	$120

* Guidance range represents the low end and high end of the respective line items provided above.

1
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.
2
Volume change is for total aggregates shipments, inclusive of internal tons, acquired operations and divestitures, and is in comparison to 2024 shipments of 191.1 million tons.
3
ASP change is for aggregates average selling price and is in comparison to 2024 ASP of $21.80 per ton.

Non-GAAP Financial Information

This earnings release contains financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Appendix contains reconciliations of these non-GAAP financial measures to the closest GAAP measures. Management believes these non-GAAP measures are commonly used by investors to evaluate the Company’s performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business performance from period to period and anticipated performance. Additionally, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that many factors impact reported results, and the adjustments in these non-GAAP measures do not account for all such factors. Furthermore, these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its first-quarter 2025 earnings results today, April 30, 2025, via a conference call and an online webcast. The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time. You can access the call by dialing +1 (646) 307-1963 and using conference ID 7889725. Please dial-in at least 15 minutes in advance to ensure a timely connection. An online re-play will be available approximately two hours after the live broadcast ends. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q1 2025 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker

Director, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any, or all of, the Company’s forward-looking statements herein and in other publications may turn out to be wrong.

First-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook and 2025 Guidance) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic and weather events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the impact of the new Administration on the amount available under and timing of federal and state infrastructure spending; the level and timing of federal, state or local transportation or infrastructure or public projects funding and any issues arising from such federal and state budgets, most particularly in Texas, North Carolina, Colorado, California, Georgia, Florida, Minnesota, Arizona, South Carolina and Iowa; the United States Congress' inability to reach agreement among themselves or with the Executive Branch on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending in response to such a decline, particularly in Texas; sustained high mortgage interest rates and other factors that have resulted in a slowdown in private construction in some geographies; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf Coast storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought, excessive rainfall or extreme temperatures in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs and energy, particularly diesel fuel, electricity, natural gas and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of outbreak of disease, epidemic or pandemic, or similar public health threat, or fear of such event, and its related economic or societal response, including any impact on the Company's suppliers, customers or other business partners as well as on its employees; the performance of the United States economy; governmental regulation, including environmental laws and climate change regulations at both the state and federal levels; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Southeast and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; potential impact on costs, supply chain, oil and gas prices, or other matters relating to the war between Russia and Ukraine, the war in Israel and related conflict in the Middle East and any potential conflict between China and Taiwan; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenants; the strategic benefits, outlook, performance and opportunities expected as a result of acquisitions and portfolio optimization will not be realized; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenants if price and/or volumes return to previous levels of instability; cybersecurity risks; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended
	March 31,
	2025	2024
	(In Millions, Except Per Share Data)
Revenues	$1,353	$1,251
Cost of revenues	1,018	979

Gross Profit	335	272

Selling, general and administrative expenses	130	118
Acquisition, divestiture and integration expenses	2	20
Other operating expense (income), net	9	(1,287)
Earnings from Operations	194	1,421

Interest expense	56	40
Other nonoperating income, net	(10)	(33)
Earnings before income tax expense	148	1,414
Income tax expense	32	368
Consolidated net earnings	116	1,046
Less: Net earnings attributable to noncontrolling interests	—	1
Net Earnings Attributable to Martin Marietta	$116	$1,045

Net Earnings Attributable to Martin Marietta
Per Common Share:
Basic	$1.91	$16.92
Diluted	$1.90	$16.87

Weighted-Average Common Shares Outstanding:
Basic	60.9	61.8
Diluted	61.0	62.0

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights

	Three Months Ended
	March 31,
	2025	2024
	(Dollars in Millions)
Revenues:
East Group	$599	$526
West Group	667	644
Total Building Materials business	1,266	1,170
Magnesia Specialties	87	81
Total	$1,353	$1,251

Earnings (Loss) from operations:
East Group	$152	$128
West Group[1]	49	1,299
Total Building Materials business	201	1,427
Magnesia Specialties	33	24
Total reportable segments	234	1,451
Corporate	(40)	(30)
Consolidated earnings from operations	194	1,421
Interest expense	56	40
Other nonoperating income, net	(10)	(33)
Consolidated earnings before income tax expense	$148	$1,414

1
Earnings from operations for the West Group for the three months ended March 31, 2024, included a $1.3 billion gain on the divestiture of the South Texas cement business and certain of its related ready mixed concrete operations and a noncash asset and portfolio rationalization charge of $49 million.

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights

	Three Months Ended
	March 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Revenues:
Building Materials:
Aggregates	$1,002		$885
Cement and ready mixed concrete	233		265
Asphalt and paving	80		59
Less: Interproduct sales	(49)		(39)
Total Building Materials	1,266		1,170
Magnesia Specialties	87		81
Total	$1,353		$1,251

Gross profit (loss):
Building Materials:
Aggregates	$297	30%	$239	27%
Cement and ready mixed concrete	24	10%	31	12%
Asphalt and paving	(23)	(28%)	(22)	(36%)
Total Building Materials	298	24%	248	21%
Magnesia Specialties	38	44%	29	36%
Corporate	(1)	NM	(5)	NM
Total	$335	25%	$272	22%

Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	March 31,	December 31,
	2025	2024
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$101	$670
Accounts receivable, net	733	678
Inventories, net	1,173	1,115
Other current assets	96	79
Property, plant and equipment, net	10,095	10,109
Intangible assets, net	4,494	4,497
Operating lease right-of-use assets, net	379	376
Other noncurrent assets	653	646
Total assets	$17,724	$18,170

LIABILITIES AND EQUITY
Current maturities of long-term debt	$125	$125
Other current liabilities	810	891
Long-term debt (excluding current maturities)	5,289	5,288
Other noncurrent liabilities	2,416	2,410
Total equity	9,084	9,456
Total liabilities and equity	$17,724	$18,170

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2025	2024
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$116	$1,046
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	154	130
Stock-based compensation expense	31	15
Loss (Gain) on divestitures and sales of assets	1	(1,333)
Deferred income taxes, net	3	(95)
Noncash asset and portfolio rationalization charge	—	49
Other items, net	(1)	(2)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(66)	55
Inventories, net	(57)	(85)
Accounts payable	24	15
Other assets and liabilities, net	13	377
Net Cash Provided by Operating Activities	218	172

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(233)	(200)
Acquisitions, net of cash acquired	—	(488)
Proceeds from divestitures and sales of assets	2	2,107
Investments in limited liability company	(20)	—
Other investing activities, net	(11)	6
Net Cash (Used for) Provided by Investing Activities	(262)	1,425

Cash Flows from Financing Activities:
Payments on finance lease obligations	(5)	(5)
Dividends paid	(49)	(46)
Repurchases of common stock	(450)	(150)
Shares withheld for employees’ income tax obligations	(21)	(27)
Other financing activities, net	—	(1)
Net Cash Used for Financing Activities	(525)	(229)
Net (Decrease) Increase in Cash and Cash Equivalents	(569)	1,368
Cash, Cash Equivalents and Restricted Cash, beginning of period	670	1,282
Cash, Cash Equivalents and Restricted Cash, end of period	$101	$2,650

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended
	March 31,
	2025	2024	% Change
Shipments (in millions)
Aggregates tons	39.0	36.6	6.6%
Cement tons	0.4	0.6	(26.7)%
Ready mixed concrete cubic yards	1.1	1.2	(6.9)%
Asphalt tons	0.7	0.5	26.3%

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended
	March 31,
	2025	2024
	(Dollars in Millions)
Net earnings attributable to Martin Marietta	$116	$1,045
Add back (Deduct):
Interest expense, net of interest income	51	14
Income tax expense for controlling interests	32	368
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	152	128
Acquisition, divestiture and integration expenses	—	18
Nonrecurring gain on divestiture	—	(1,331)
Noncash asset and portfolio rationalization charge	—	49
Adjusted EBITDA	$351	$291

Reconciliation of the GAAP Measure to the 2025 Adjusted EBITDA Guidance

Mid-Point of Range
(Dollars in Millions)
Net earnings attributable to Martin Marietta	$1,090
Add back:
Interest expense, net of interest income	225
Income tax expense for controlling interests	290
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	645
Adjusted EBITDA	$2,250